BrightStar Information Technology Group, Inc.

                                 Code of Ethics


1. Introduction

BrightStar Information Technology Group, Inc. (the "Company") is committed to maintaining the highest standards of ethical conduct. This Code of Ethics reflects the business practices and principles of behavior that support this commitment. Our Board of Directors is responsible for setting the standards of conduct contained in this Code and for updating these standards as appropriate to reflect legal and regulatory developments. We expect every employee, officer and director to read and understand this Code and its application to the performance of his or her business responsibilities. We will hold each of our employees, officers and directors accountable for adherence to this Code. Those who violate this Code will be subject to disciplinary action, up to and including termination.

2. Compliance Officer

The Company has designated the Chief Financial Officer as Compliance Officer to administer this Code. Employees, officers and directors may, at their discretion, make any report or complaint provided for in this Code to the Compliance Officer. The Compliance Officer will refer complaints submitted, as appropriate, to the Board of Directors or an appropriate Committee of the Board.

3. Compliance With Applicable Laws

All employees, officers and directors of the Company must comply with all of the laws, rules and regulations of the United States and other countries, as well as all states, counties, cities and other jurisdictions, applicable to the Company or its business.

This Code of Ethics does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors. You should refer to the various guidelines the Company has prepared on specific laws, rules and regulations, including our Insider Trading Policy. Please consult with the Compliance Officer if you have questions about laws that you think may be applicable to the Company or its business.

4. Conflicts Of Interest

A "conflict of interest" may exist whenever the private interests of an employee, officer or director conflict in any way (or even appear to conflict) with the interests of the Company. While our employees, officers and directors should be free to make personal investments and enjoy social relations and normal business courtesies, they must not have any personal interests that adversely influence the performance of their job responsibilities. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively. Conflicts of interest may also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits loans to directors and executive officers. In addition, it is almost always a conflict of interest for a Company employee or officer to work simultaneously for a competitor, customer or supplier.


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Although it is not always possible to avoid conflicts of interest, it is the
Company's policy to prohibit such conflicts when possible. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with a member of management or the Compliance Officer. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor or the Compliance Officer.

5. Corporate Opportunity

Except as may be approved by the Board of Directors or a committee of independent directors, employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company.

6. Confidentiality

All employees, officers and directors, must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Company or required by laws, regulations or legal proceedings. "Confidential information" includes, but is not limited to, non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed. Whenever feasible, employees, officers and directors should consult with the Compliance Officer if they believe they have a legal obligation to disclose confidential information.

7. Fair Dealing

Each employee, officer and director should endeavor to deal fairly with the Company's customers, suppliers, competitors, officers and employees. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. Stealing proprietary information, misusing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited.

8. Protection And Proper Use Of Company Assets

All employees, officers and directors should protect the Company's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability. All Company assets should be used for legitimate business purposes.


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9. Accounting Complaints

The Company's policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. Employees, officers or directors who have concerns or complaints regarding questionable accounting or auditing practices are encouraged to promptly submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors, which, subject to its duties arising under applicable law, regulations and legal proceedings, will treat such submissions confidentially.

Such submissions may be directed to the attention of the Audit Committee, or any director who is a member of the Audit Committee, at the principal executive offices of the Company. Such submissions also may be made by calling our complaint hot line. Detailed instructions for calling the hot line are contained in the information package you received when you joined the Company, or you may contact our human resources department to obtain a copy of these instructions. Such submissions will be automatically directed to the attention of the Chair of the Audit Committee who will be responsible for bringing such submissions to the attention of the other members of the Audit Committee, as appropriate.

10. Reporting Any Illegal Or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about any observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Any employee, officer or director who believes that a violation of this Code or any other illegal or unethical conduct by any employee, officers or director has occurred or may occur should promptly report such conduct to a supervisor, a corporate officer or the Compliance Officer. Such reports may be made confidentially or anonymously. Confidentiality will be protected, subject to applicable law, regulation or legal proceedings.

Such reports also may be made by calling our complaint hot line. Detailed instructions for calling the hot line are contained in the information package you received when you joined the Company, or you may contact our human resources department to obtain a copy of these instructions.

11. No Retaliation

The Company will not permit retaliation of any kind by or on behalf of the Company or any of its employees, officers or directors against anyone who makes a good faith report or complaint that a violation of this Code or other illegal or unethical conduct has occurred.

12. Enforcement

Any violators of this Code will be subject to disciplinary action determined by the Board of Directors. The Company intends such disciplinary action to reflect our belief that all employees, officers and directors should be held accountable to the standards of conduct set forth herein. Accordingly, such disciplinary action may include, without limitation, censure by the Board, demotion, re-assignment, suspension or termination, depending on the nature and the severity of the violation.


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13. Public Company Reporting

As a public company, it is of critical importance that the Company's filings with the Securities and Exchange Commission be accurate and timely. Depending on their respective positions with the Company, employees, officers or directors may be called upon to provide information necessary to assure that the Company's public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt and accurate answers to inquiries related to the Company's public disclosure requirements.

The Company has formed a Disclosure Committee consisting of the Chief Executive Officer, the Chief Financial Officer and the Accounting Manager of the Company to oversee the preparation and review of public disclosure documents. You must be especially responsive to inquiries and requests from members of the Disclosure Committee.

14. Reporting By Supervisors

When a supervisor receives reports of violations or questionable behavior pursuant to this Code of Ethics, that supervisor shall be responsible for bringing such reports to the attention of his or her supervisor, the Compliance Officer or to the Audit Committee, as appropriate, in accordance with the reporting procedures contained in this Code of Ethics. Supervisors must endeavor to honor any confidentiality or anonymity requests made by the reporting person, subject to applicable law, regulation or legal proceedings.

15. Designated Contractors

The Company may engage certain independent contractors ("Designated Contractors") to perform services for our clients in behalf of the Company. Designated Contractors shall be subject to this Code of Ethics to the same extent as any employee, officer or director of the Company.

 16. Amendment, Modification And Waiver

This Code may be amended, modified or waived by the Board of Directors, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules thereunder and the applicable rules of any market on which the Company's securities may be listed for trading.




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                              ANNUAL CERTIFICATION

Each employee, officer, director and Designated Contractor must certify on the following form at least annually or at such other times as requested to do so by the Company's management.

To:  _____________________________ (Manager)

Subject:   Code of Ethics

I,       ____________________________________,
         First Name        Middle Name           Last Name
                         (PLEASE PRINT)

As an employee, officer, director or Designated Contractor of BrightStar Information Technolgy Group, Inc., or one of its subsidiaries or divisions, I do hereby acknowledge that I have received a copy of the Code of Ethics and that I have read and reviewed the Code of Ethics and understand its contents and understand that I am subject to all of its provisions. I further certify that I am not aware of any violations of the Code of Ethics that have not been duly reported pursuant to the provisions of the Code of Ethics as of the date of this certification.

__________________________________          Date: _________________
Signature



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